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Exhibit 16.1

April 27, 2015

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re: Adeptus Health Inc.

Dear Sir or Madam:

We have read the section entitled Change in Independent Registered Public Accounting Firm of the Form S-1 dated April 27, 2015, of Adeptus Health Inc. and subsidiaries and agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Grant Thornton LLP

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  Exhibit 16.1